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                                                                     EXHIBIT 5.1

                       [ANDREWS & KURTH L.L.P. LETTERHEAD]



                               November 26, 2002




Partnership Policy Committee
Northern Border Partners, L.P.
13710 FNB Parkway
Omaha, Nebraska 68154-5200

Ladies and Gentlemen:

         We have acted as special counsel to Northern Border Partners, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, (the "Securities Act") on November 26, 2002. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, in the form of prospectus contained therein (the "Prospectus") and in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Partnership of (i) common units (the "Common Units") and (ii) debt securities (the "Debt Securities"), having an aggregate initial public offering price (for all such securities issued under the Registration Statement) not to exceed U.S. $500,000,000, on terms to be determined at the time of each offering. The Common Units and Debt Securities are referred to herein collectively as the "Securities." All capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Registration Statement or in the applicable Indenture (as defined below), as the case may be.

         The Debt Securities will be issued pursuant to (i) a senior indenture (the "Senior Indenture") or (ii) a subordinated indenture (the "Subordinated Indenture," and together with the Senior Indenture, the "Indentures"), in each case, between the Partnership and a financial institution to be named therein, as trustee.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

         In arriving at the opinions expressed below, we have examined:

         (i) the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Agreement of Limited Partnership"), as amended to date;

         (ii) the Amended and Restated Certificate of Limited Partnership (the "Certificate of Limited Partnership") of the Partnership, as amended to date;



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Partnership Policy Committee
Northern Border Partners, L.P.
November 26, 2002
Page 2


         (iii) the Registration Statement;

         (iv) the Prospectus;

         (v) the Indentures in the forms filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

         (vi) originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Partnership and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

         In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than the Partnership, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

         In rendering the opinions expressed below with respect to the Securities, we have assumed that:

         (i) any Supplemental Indenture to any of the Indentures and any resolution adopted by the Partnership Policy Committee and/or any Officers' Certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such resolution adopted by the Partnership Policy Committee; and

         (ii) the form and terms of such Debt Securities, when established, the issuance, sale and delivery thereof by the Partnership, and the incurrence and performance of the Partnership's respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture) in accordance with the terms thereof, will comply with, and will not violate, the Certificate of Limited Partnership or the Agreement of Limited Partnership, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon the Partnership, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities. In addition, we have assumed the receipt by each person to



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Partnership Policy Committee
Northern Border Partners, L.P.
November 26, 2002
Page 3


whom or for whose benefit a Security is to be issued (collectively, the "Beneficial Holders") of a certificate for such Security or the receipt by the Depository Trust Company, acting as agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the Partnership Policy Committee and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

         Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. With respect to the Common Units, when (a) the Partnership has taken all necessary action to approve the issuance of such Common Units, the terms of the offering thereof and related matters and (b) such Common Units have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership Policy Committee, upon payment (or delivery) of the consideration therefor provided for therein, such Common Units will be validly issued, fully paid and nonassessable, except as such nonassessability may be affected by certain provisions of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and except as set forth in the information incorporated by reference under the caption "Risk Factors" in the Prospectus.

         2. With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by the Partnership and the trustee under the Senior Indenture, or the applicable resolutions have been duly adopted and validly delivered by the Partnership as set forth in an Officers' Certificate, in each case, in accordance with the terms of the Senior Indenture, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership Policy Committee, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Partnership.

         3. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the applicable supplement, if any, to the Subordinated Indenture, has been duly authorized and validly executed and delivered by the Partnership and the trustee under the Subordinated Indenture, or the applicable resolutions have been duly adopted and validly delivered by the Partnership as set forth in an Officers' Certificate, in each case, in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Partnership has taken all necessary action to approve the issuance and terms of



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Partnership Policy Committee
Northern Border Partners, L.P.
November 26, 2002
Page 4


such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership Policy Committee, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of the Partnership.

         Our opinions in paragraphs 2 and 3 above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

         We express no opinion other than as to the federal laws of the United States of America, the laws of the State of New York and the Delaware Act. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus. In giving this consent we do not admit that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion
(a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.



                                       Very truly yours,

                                       /s/ ANDREWS & KURTH L.L.P.